Exhibit 10.15

RESTRICTED STOCK UNIT AWARD AGREEMENT

You have been selected to receive a grant of Restricted Stock Units (the “RSUs”) under the Microvast Holdings, Inc. 2021 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), as stated below:

Participant Name:	[●]
Grant Date:	[●]
Number of RSUs:	[●]
Vesting Date(s):	[●]

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) between Microvast Holdings, Inc., a Delaware corporation (the “Company”), and the Participant whose name appears above, is made effective as of the Grant Date set forth above and pursuant to the Plan. Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.  Grant of RSUs. The Company hereby evidences and confirms the grant to the Participant of the number of RSUs set forth above. This Agreement is entered into pursuant to, and the terms of the RSUs are subject to, the terms and conditions of the Plan, which is incorporated by reference herein. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

2.  Vesting of RSUs.

(a) Vesting. Except as otherwise provided in this Section 2, the RSUs shall vest, if at all in the amount, and on one or more vesting dates set forth above (each, a “Vesting Date”), subject to the Participant’s continued service on the Board through such date.

(b) Termination of Directorship.

(i) If the Participant’s service on the Board terminates due to death, Disability or Retirement (as defined below), the RSUs shall vest pro rata as of the effective date of the Participant’s Termination of Directorship. The pro rata portion of the RSUs that vest shall be calculated by multiplying the number of RSUs by a fraction, the numerator of which is the number of days from the Grant Date through the effective date of the Participant’s Termination of Directorship and the denominator of which is the number of days in the vesting period from the Grant Date to the Vesting Date. For purposes of the foregoing, the term “Retirement” shall mean the Participant’s voluntary or involuntary Termination of Directorship, other than by reason of death or Disability, occurring on or after the date on which either (A) the Participant reaches the age of sixty-five (65) or (B) the Participant’s age plus years of service on the Company’s Board equal seventy-five (75).

(ii) If the Participant’s service on the Board terminates for any other reason other than due to death, Disability or Retirement, including the Participant’s voluntary resignation or termination by the Company for “Cause” (as defined below), any remaining unvested RSUs shall immediately be forfeited and canceled effective as of the effective date of the Participant’s Termination of Directorship. For purposes of the foregoing, the term “Cause” shall mean the (A) conviction of or plea of guilty by the Participant of any felony or (B) gross or willful misconduct by the Participant in the performance of his duties which causes serious injury to the Company. For purposes of this definition, no act or failure to act on Participant’s part shall be considered “gross” or “willful” unless done, or omitted to be done, by Participant in the absence of good faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

(c) Change in Control. In the event of a Change in Control, the RSUs shall vest or continue and shall have such treatment as set forth in the Plan.

(d) Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Article 3 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any RSUs under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3. Settlement of RSUs. The Company shall deliver to the Participant one Share (or the value thereof) in settlement of each outstanding RSU that has vested as provided in Section 2 on the first to occur of (i) the Vesting Date (or as soon as is administratively practicable thereafter) or (ii) a Change in Control in which the RSUs do not continue, in each case, as determined by the Committee in its sole discretion (the “Settlement Date”), in Shares by either, (x) issuing one or more certificates evidencing the Shares to the Participant or (y) registering the issuance of the Shares in the name of the Participant through a book entry credit in the records of the Company’s transfer agent. No fractional Shares shall be issued in settlement of RSUs. Fractional RSUs shall be settled through a cash payment based on the Fair Market Value of the Shares on the Settlement Date.

4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Shares acquired upon vesting of the RSUs unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

5. Participant’s Rights with Respect to the RSUs.

(a) Restrictions on Transferability. The RSUs granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b) No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the RSUs granted hereby unless and until Shares are issued to the Participant in respect thereof.

(c) Dividends. The Participant shall be credited with Dividend Equivalents equal to the dividends the Participant would have received if the Participant had been the owner of a number of Shares equal to the number of RSUs credited to the Participant on such dividend payment date. Any Dividend Equivalent deriving from a cash dividend shall be converted into additional RSUs based on the Fair Market Value of Common Stock on the dividend payment date (or, if the dividend payment date is not a day during which Nasdaq is open for trading (“Nasdaq Trading Day”), then on the first Nasdaq Trading Day following the dividend payment date). Subject to Article 18 of the Plan, any Dividend Equivalent deriving from a dividend of Shares shall be converted into additional RSUs on a one-for-one basis. The Participant shall continue to be credited with Dividend Equivalents until the Settlement Date (or, if applicable, the forfeiture of the corresponding Award). The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding Award, and they shall vest, if at all, and be settled in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award.

6. Adjustments. The number, class or other terms of any outstanding RSU may be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as the Committee determines in its sole discretion.

7. Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) No Right to Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way any right to terminate the Participant’s service on the Board.

(c) Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all Persons affected hereby.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(f) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Board at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; and (iv) that the future value of the Shares is unknown and cannot be predicted with certainty.

(g) Participant Data Privacy. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant: (i) authorizes the Company, the Participant’s employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and Data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (ii) waives any data privacy rights the Participant may have with respect to such information; and (iii) authorizes the Company and its agents to store and transmit such information in electronic form.

(h) Consent to Electronic Delivery. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the RSUs via Company website, email or other electronic delivery.

(i) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(k) Acceptance of RSUs and Agreement. By signing below, the Participant has indicated his or her consent and acknowledgement of the terms of this Agreement. The Participant acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the RSUs under this Agreement, agrees to be bound by the terms of this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the RSUs is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

PARTICIPANT	MICROVAST HOLDINGS, INC.

Signature	By
[●]
Yang Wu

Printed Name	Printed Name

Chairman & CEO

Title

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